PROMISSORY NOTE

$1,000,000                                                      January 6, 1997

     FOR VALUE RECEIVED, EA Industries, Inc., a New Jersey corporation ("Borrower") promises to pay to the order of Ace Foundation, Inc. ("Lender") the principal sum of One Million Dollars ($1,000,000) together with interest thereon at an annual rate of thirteen and one-half percent (13.5%).

     Interest shall be payable on the first day of each month beginning on April 1, 1997 and continuing thereafter until the maturity date of this note. All outstanding principal and interest shall be payable on the maturity date of January 6, 1999. Interest shall be calculated on the basis of a 360 day year, but charged for the number of days actually elapsed during any year or part thereof.

     All payments of principal, interest, and fees hereunder shall be made by Borrower without defense, set off, or counterclaim and in same day funds and delivered to Lender not later than 5:00 P.M. (New York time) on the date due at Lender's office located at 1650 49th Street, Brooklyn, NY 11204 or such other place as shall be designated in writing for such purpose. Funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

     Amounts outstanding under this Note may be prepaid in whole or in part at any time without premium or penalty, with any such prepayments being applied first to accrued and unpaid interest then to principal in the inverse order of maturity.

     Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

     The occurrence of any one or more of the following events shall be an event of default ("Default") hereunder:

     (a) Default shall be made in the payment of the principal of or interest on this Note when and as the same shall become due and payable, whether at a date fixed for payment, by acceleration or otherwise;

     (b) The Borrower shall:

          (i) admit in writing its inability to pay its debts generally as they become due;
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          (ii) file a petition in bankruptcy under the bankruptcy laws of the
     United States or any other jurisdiction (as such laws are now or in the future amended) or any admission seeking the relief therein provided;

          (iii) make an assignment for the benefit of its creditors;

          (iv) consent to the filing of a petition against it under said bankruptcy laws; or

          (v) be adjudicated a bankrupt;

     (c) A court order shall be entered appointing a receiver or trustee for all or a substantial part of the property of the Borrower, or approving as filed in good faith a petition filed against the Borrower under said bankruptcy laws.

     (d) If the average Closing Price of Aydin Corporation Common Stock as traded on the New York Stock Exchange for any seven consecutive trading days is less than $5.00 per share.

     (e) If the Shares of Aydin Corporation are not transferred into the name of the Lender within three weeks after such transfer is requested by Lender.

     In addition to other remedies of Lender as set forth in this Note upon the occurrence of a Default, Lender may, without demand, by written notice to Borrower, cause this Note to become immediately due and payable.

     Borrower hereby waives presentment, demand for payment, notice of dishonor, protest or notice of protest and any and all notices or demands and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder in connection with the delivery, acceptance, performance, or default of this Note.

     The liabilities and obligations of Borrower hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

     This Note shall be governed as to its validity, interpretation and effect by the internal laws of the State of New York. Any and all actions at law or in equity relating to this Note and the indebtedness shall be brought, and jurisdiction shall be had exclusively, in the courts of the
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State of New York, or at the election of the holder hereof, the United States
District Court for the Eastern District of New York. Borrower consents in advance to service of process by mail to the address set forth in the Pledge Agreement.

     This Note may not be changed or amended orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Note as an instrument under seal, and Lender has received this Note on the day and year first above written.

                                              EA Industries, Inc.


                                              By:____________________________